Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	Media Relations:	CarolAnn Hibbard, (508) 661-2264, news@ameresco.com
	Investor Relations:	Andrew Spence, (508) 661-2212, ir@ameresco.com
Ameresco Reports Third Quarter 2010 Financial Results
Third Quarter 2010 Financial Highlights:
•	Third quarter revenues increased 45% year-over-year to $191.9 million

•	Third quarter net income increased 47% year-over-year to $12.0 million

•	Net income per diluted share was $0.28 in the third quarter of 2010 compared to $0.23 per diluted share in the third quarter of 2009
Nine Month Year-to-Date 2010 Performance:
•	Nine month revenues increased 49% year-over-year to $438.9 million

•	Nine month net income increased 103% year-over-year to $21.0 million

•	Net income per diluted share was $0.53 for the first nine months of 2010, a 79% increase over the $0.30 per diluted share earned during the same period in 2009
FRAMINGHAM, MA — October 29, 2010 — Ameresco, Inc. (NYSE:AMRC) a leading energy efficiency and renewable energy company, today announced financial results for the quarter ended September 30, 2010. Ameresco had revenues of $191.9 million in the third quarter of 2010, compared to $132.3 million in the third quarter of 2009, an increase of 45%. Net income for the third quarter of 2010 was $12.0 million, compared to $8.2 million in the third quarter of 2009, an increase of 47%. Net income per diluted share was $0.28 in the third quarter of 2010, compared to $0.23 per diluted share in the same quarter of 2009. The third quarter 2009 results included non-recurring gains from derivative activity totaling $2.8 million. Excluding the effect of these items, the increase in net income from 2009 would have been 95%.
“Ameresco produced strong third quarter financial performance by effectively executing on our existing projects and continuing to successfully implement our 2010 business plan,” said George Sakellaris, president and chief executive officer of Ameresco. “We made significant progress on many of our marquee projects. We continue to win business across North America, and this quarter won a bid with the U.S. Navy to improve energy efficiency for two of their facilities in Italy. We are pleased that demand for our solutions remains strong and that organizations are realizing the need for implementing energy efficiency and renewable energy solutions that produce financial as well as social returns.”
Ameresco’s third quarter results were driven by strong market demand for energy solutions, increased revenues, improved gross profit margins, particularly from renewable energy projects, and increased operating leverage.
For the nine months ended September 30, 2010, Ameresco reported total revenues of $438.9 million, compared to $295.1 million for the same period in 2009, an increase of 49%. Net income for the first nine months of 2010 was $21.0 million, or $0.53 per diluted share, compared with $10.3 million, or $0.30 per diluted share for the first nine months of 2009. Net income for the period increased 103% excluding the effects of the derivative activity noted above, would have been 153%.
Operating Highlights
•	EBITDA for the third quarter of 2010 increased by 67% over the third quarter of 2009 to $24.4 million

•	EBITDA for the first nine months of 2010 increased 112% over the first nine months of 2009 to $44.1 million

•	Operating cash flows were $9.1 million for the third quarter of 2010

•	Total backlog of contracted, and awarded but not yet contracted, projects remains strong at $1.12 billion
Some Key Highlights for Q3 2010
•	Acquisition of Quantum Energy, Renton WA. On August 31, Ameresco acquired Quantum Engineering and Development, an ESCO that provides energy and water auditing, engineering, construction and commissioning services to public, commercial and industrial clients in the western U.S. Since 1999, Quantum has delivered over $63 million in projects to public and private clients.

•	Over 97 contracts were executed for the quarter with good representation across all our regions. Some marquee initiatives include:
•	U.S. Navy at their facilities in Naples and Sigonella, Italy. Ameresco was awarded a $13.5 million ESPC for two US Navy locations. The ESPC is a mix of measures that includes energy efficient lighting, chillers, and controls.

•	The Department of Veterans Affairs, Veterans Administration Medical Center (VAMC). Ameresco was awarded a $6.6 million contract to design and build a solar photovoltaic system for the VAMC in Salt Lake City, Utah. The roof top systems, ranging from 35 to 100 kW, will be installed on seven campus facilities, and the ground-mounted system is expected to generate approximately 550 kW once completed.

•	The U.S. Bureau of Land Management (BLM). BLM enlisted the AMERESCO AXIS® invoice and data management product to establish a Bureau-wide energy management information system to help reduce its energy costs, consumption, and carbon footprint in facilities throughout the western U.S. This is the first Federal contract for AXIS, affording an opportunity to demonstrate its capabilities and value for this market that has some of the largest users of electricity in the country.

•	The Massachusetts State Department of Energy Resources (DOER). The MA DOER and Ameresco worked to sign agreements to design, construct, finance, own, and operate solar power systems on five state facilities—two Massport Logan Airport terminals, Bridgewater State College, Worcester State College and the Canton Housing Authority. Under 20-year Power Purchase Agreements (PPAs), the state facilities will receive solar-generated electricity at a discount to their current electricity bills, thereby cutting their energy budgets. These agreements are under the first of multiple phases of PPA projects, positioning Ameresco within communities for when they embrace and move towards PPAs.
Outlook
Ameresco expects that for the year ending December 31, 2010, it will earn total revenues in the range of $585 million to $595 million, EBITDA will be in the range of $55 million to $57 million, and net income will be in the range of $27 million to $28 million. The company also expects that net income per diluted share for 2010 will be in the range of $0.65 to $0.68.
Webcast Reminder
Ameresco will hold its earnings conference call today, October 29, at 10:30 a.m. Eastern Time with President and CEO, George Sakellaris, and Vice President and Chief Financial Officer, Andrew Spence, to discuss details regarding the company’s third quarter 2010 results, business outlook and strategy. Participants may access it by dialing domestically (888) 713-4209 or internationally (617) 213-4863. The passcode is 86670561. Those who wish to listen only to the conference call webcast may visit the “Investor Relations” section of the Company’s website at www.ameresco.com. Participants are advised to dial-in at least ten minutes prior to the call to register.
Pre-Registration for the call is available at:
https://cossprereg.btci.com/prereg/key.process?key=PGL4K9YVW
Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.
The webcast will be available on the Company’s website shortly after the call.
Use of Non-GAAP Financial Measures
This press release and the accompanying tables reflect EBITDA, which is a non-GAAP financial measure. For a description of this non-GAAP financial measure, including the reasons management uses this measure and a reconciliation of EBITDA to operating income, the most directly comparable financial measure prepared in accordance with GAAP; please see the section of the accompanying tables titled “Non-GAAP Financial Measures” in Exhibit A.
About Ameresco, Inc.
Ameresco, Inc. was incorporated in Delaware in April 2000 and is a leading independent provider of comprehensive energy efficiency and renewable energy solutions for facilities throughout North America. Ameresco’s solutions include upgrades to a facility’s energy infrastructure, and the development, construction, and operation of renewable energy plants. With corporate headquarters located in Framingham, MA, Ameresco has 55 offices in 29 states and four Canadian provinces. For more information, visit www.ameresco.com.
Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about backlog, estimated future revenues and projects, as well as other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including demand for our energy efficiency and renewable energy solutions; our ability to arrange financing our projects; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the timing of work we do on projects where we recognize revenue on a percentage of completion basis; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; availability and costs of labor and equipment the addition of new customers or the loss of existing customers; and other factors discussed in Ameresco’s Quarterly Report on Form 10-Q, filed with the U.S. Securities and Exchange Commission on September 7, 2010. In addition, the forward-looking statements included in this press release represent Ameresco’s views as of the date of this press release. Ameresco anticipates that subsequent events and developments will cause its views to change. However, while Ameresco may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Ameresco’s views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2009 AND SEPTEMBER 30, 2010

	2009	2010
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$47,927,540	$29,266,001
Restricted cash	9,249,885	10,617,362
Accounts receivable, net	61,279,515	91,905,734
Accounts receivable retainage	9,242,288	17,337,445
Costs and estimated earnings in excess of billings	14,009,076	32,724,457
Inventory, net	4,237,909	5,309,177
Prepaid expenses and other current assets	8,077,761	13,649,918
Deferred income taxes	9,279,473	10,819,900
Project development costs	8,468,974	9,266,798

Total current assets	171,772,421	220,896,792

Federal ESPC receivable financing	51,397,347	161,920,078
Property and equipment, net	4,373,256	4,661,471
Project assets, net	117,637,990	134,995,537
Deferred financing fees, net	3,582,560	3,431,442
Goodwill	16,132,429	18,460,564
Other assets	10,648,605	4,144,324

	203,772,187	327,613,416

	$375,544,608	$548,510,208

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$8,093,016	$4,932,771
Accounts payable	75,578,378	94,671,536
Accrued liabilities	18,362,674	13,361,057
Billings in excess of cost and estimated earnings	28,166,364	30,870,614
Income taxes payable	2,129,529	2,808,209

Total current liabilities	132,329,961	146,644,187

Long-term debt:
Long-term debt, less current portion	102,807,203	180,663,431
Subordinated debt	2,998,750	—
Deferred income taxes	11,901,645	11,901,645
Deferred grant income	4,158,508	3,995,058
Other liabilities	18,578,754	23,042,218

	140,444,860	219,602,352

Stockholders’ equity:
Series A convertible preferred stock, $0.0001 par value, 3,500,000 shares authorized,
3,210,000 shares issued and outstanding at 12/31/2009, no shares issued and outstanding at 9/30/2010	321	—
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and
outstanding at 12/31/2009 and 9/30/2010	—	—
Common stock, $0.0001 par value, 60,000,000 shares authorized, 17,998,168 shares
issued and 13,282,284 outstanding at 12/31/2009, no shares issued and outstanding at 9/30/2010	1,800	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, no shares
issued and outstanding at 12/31/2009, 27,919,449 shares issued and 23,086,165 shares outstanding at 9/30/2010	—	2,792
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, no shares
issued and outstanding at 12/31/2009, 18,000,000 shares issued and outstanding at 9/30/2010	—	1,800
Additional paid-in capital	10,466,312	71,308,330
Retained earnings	97,882,985	118,909,218
Accumulated other comprehensive income	2,831,970	1,224,100
Less — treasury stock, at cost, 4,715,884 shares and 4,833,284 shares, respectively	(8,413,601)	(9,182,571)

Total stockholders’ equity	102,769,787	182,263,669

	$375,544,608	$548,510,208

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2010

	Three Months Ended September 30,
	2009	2010
	(Unaudited)
Revenue:
Energy efficiency revenue	$106,803,997	$147,863,350
Renewable energy revenue	25,490,418	44,038,079

	132,294,415	191,901,429

Direct expenses:
Energy efficiency expenses	88,714,827	121,906,348
Renewable energy expenses	19,662,420	35,114,345

	108,377,247	157,020,693

Gross profit	23,917,168	34,880,736

Operating expenses:
Salaries and benefits	7,364,786	8,409,014
Project development costs	1,267,986	2,716,616
General, administrative and other	3,708,122	4,841,508

	12,340,894	15,967,138

Operating income	11,576,274	18,913,598

Other income (expenses), net	924,031	(2,010,030)

Income before provision for income taxes	12,500,305	16,903,568
Income tax provision	4,305,830	4,862,651

Net income	8,194,475	12,040,917

Other comprehensive income (loss):
Unrealized loss from interest rate hedge, net of tax	—	(746,087)
Foreign currency translation adjustment	3,530,723	879,842

Comprehensive income (loss)	$11,725,198	$12,174,672

Net income per share attributable to common shareholders:
Basic	$0.86	$0.35
Diluted	$0.23	$0.28
Weighted average common shares outstanding:
Basic	9,559,545	34,434,352
Diluted	35,625,835	43,445,391

OTHER NON-GAAP DISCLOSURES

Gross margins:
Energy efficiency revenue	16.9%	17.6%
Renewable energy revenue	22.9%	20.3%

Total	18.1%	18.2%

Operating expenses as a percent of revenue	9.3%	8.3%

Earnings before interest, taxes, depreciation and amortization (EBITDA):
Operating income	$11,576,274	$18,913,598
Depreciation and impairment	2,376,444	4,796,021
Stock-based compensation	611,414	651,352

EBITDA	$14,564,132	$24,360,970

EBITDA margin	11.0%	12.7%

Construction backlog:
Awarded	$733,646,495	$530,572,308
Fully-contracted	379,997,559	592,745,083

Total construction backlog	$1,113,644,054	$1,123,317,391

     Note: Awarded represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed.

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2010

	Nine Months Ended September 30,
	2009	2010
	(Unaudited)
Revenue:
Energy efficiency revenue	$241,290,308	$323,578,578
Renewable energy revenue	53,848,666	115,305,944

	295,138,974	438,884,522

Direct expenses:
Energy efficiency expenses	199,585,426	267,495,450
Renewable energy expenses	42,597,466	91,955,471

	242,182,892	359,450,921

Gross profit	52,956,082	79,433,601

Operating expenses:
Salaries and benefits	18,817,921	21,893,756
Project development costs	6,862,982	7,893,558
General, administrative and other	13,261,611	16,156,553

	38,942,514	45,943,867

Operating income	14,013,568	33,489,734

Other income (expenses), net	1,512,388	(4,082,417)

Income before provision for income taxes	15,525,956	29,407,317
Income tax provision	5,193,123	8,381,084

Net income	10,332,833	21,026,233

Other comprehensive income (loss):
Unrealized loss from interest rate hedge, net of tax	—	(2,297,667)
Foreign currency translation adjustment	3,269,613	689,797

Comprehensive income	$13,602,446	$19,418,363

Net income per share attributable to common shareholders:
Basic	$1.08	$1.02
Diluted	$0.30	$0.53
Weighted average common shares outstanding:
Basic	9,576,548	20,563,849
Diluted	34,812,967	39,513,507

OTHER NON-GAAP DISCLOSURES

Gross Margins:
Energy efficiency revenue	17.3%	17.3%
Renewable energy revenue	20.9%	20.3%

Total	17.9%	18.1%

Operating expenses as a percent of revenue	13.2%	10.5%

Earnings before interest, taxes, depreciation and amortization (EBITDA):
Operating income	$14,013,568	$33,489,734
Depreciation and impairment	4,962,352	8,858,264
Stock-based compensation	1,844,400	1,758,503

EBITDA	$20,820,320	$44,106,501

EBITDA margin	7.1%	10.0%

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2010

	Three Months Ended September 30,
	2009	2010
	(Unaudited)
Cash flows from operating activities:
Net income	$8,194,525	$12,040,917
Adjustment to reconcile net income to cash provided by investing activities:
Depreciation of project assets	1,876,182	4,206,992
Depreciation of property and equipment	500,262	589,029
Amortization of deferred financing fees	59,016	306,398
Write-down of long-term receivable	—	—
Unrealized gain on interest rate swaps	(354,326)	—
Stock-based compensation expense	611,414	651,352
Deferred income taxes	(314,885)	792,193
Changes in operating assets and liabilities:
(Increase) decrease in:
Restricted cash draws	13,677,494	53,185,373
Accounts receivable	(12,650,473)	(21,103,490)
Accounts receivable retainage	(2,875,973)	(5,204,217)
Federal ESPC receivable financing	(18,759,514)	(51,833,048)
Inventory	1,371,016	23,790
Costs and estimated earnings in excess of billings	2,411,481	(8,859,603)
Prepaid expenses and other current assets	(845,316)	(1,817,278)
Project development costs	(1,256,091)	(872,942)
Other assets	88,416	4,560,707
Increase (decrease) in:
Accounts payable and accrued expenses	14,543,943	25,940,748
Billings in excess of cost and estimated earnings	10,110,040	(1,341,379)
Other liabilities	4,044,968	337,826
Income taxes payable	2,668,299	(2,541,814)

Net cash provided by operating activities	23,100,478	9,061,554

Cash flows from investing activities:
Purchases of property and equipment	(508,466)	(877,781)
Purchases of project assets	2,341,325	(12,415,691)
Acquisitions, net of cash received	(674,110)	(6,138,941)

Net cash provided by (used in) investing activities	1,158,749	(19,432,413)

Cash flows from financing activities:
Payments of financing fees	(9,842)	(402,625)
Proceeds from options and warrant exercises and issuance of stock	—	59,649,893
Repurchase of stock	—	—
Proceeds from (payments on) senior secured credit facility	(15,062,033)	(31,351,119)
Proceeds from long-term debt financing	1,352,559	—
Restricted cash	(3,771,371)	(1,137,175)
Repayment of subordinated debt	—	(2,998,750)
Payments on long-term debt	(1,178,396)	(5,755,902)

Net cash (used in) provided by financing activities	(18,669,083)	18,004,322

Effect of exchange rate changes on cash	1,021,999	498,142

Net increase in cash and cash equivalents	6,612,143	8,131,605
Cash and cash equivalents, beginning of period	8,855,402	21,134,396

Cash and cash equivalents, end of period	$15,467,545	$29,266,001

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2010

	Nine Months Ended September 30,
	2009	2010
	(Unaudited)
Cash flows from operating activities:
Net income	$10,332,833	$21,026,233
Adjustment to reconcile net income to cash provided by investing activities:
Depreciation of project assets	3,928,979	7,623,850
Depreciation of property and equipment	1,033,373	1,234,415
Amortization of deferred financing fees	161,662	474,403
Provision for bad debts	327,558	—
Write-down of long-term receivable	—	2,111,000
Unrealized gain (loss) on interest rate swaps	1,634,619	(133,591)
Stock-based compensation expense	1,844,400	1,758,503
Deferred income taxes	418,256	—
Changes in operating assets and liabilities:
(Increase) decrease in:
Restricted cash draws	21,612,096	108,936,357
Accounts receivable	(21,059,142)	(24,037,153)
Accounts receivable retainage	(1,353,728)	(7,491,725)
Federal ESPC receivable financing	(27,056,209)	(110,522,731)
Inventory	1,679,369	(1,071,268)
Costs and estimated earnings in excess of billings	(9,709,704)	(16,660,465)
Prepaid expenses and other current assets	(2,463,756)	(5,518,403)
Project development costs	(2,899,742)	(790,904)
Other assets	6,207,159	6,582,019
Increase (decrease) in:
Accounts payable and accrued expenses	4,423,091	6,749,903
Billings in excess of cost and estimated earnings	12,101,951	2,311,175
Other liabilities	(5,315,700)	1,969,263
Income taxes payable	1,060,602	(946,361)

Net cash used in operating activities	(3,092,033)	(6,395,480)

Cash flows from investing activities:
Purchases of property and equipment	(1,430,604)	(1,361,876)
Purchases of project assets	(14,587,244)	(24,783,062)
Acquisitions, net of cash received	(674,110)	(6,138,941)

Net cash used in investing activities	(16,691,958)	(32,283,879)

Cash flows from financing activities:
Payments of financing fees	(79,905)	(1,300,058)
Proceeds from options and warrant exercises and issuance of stock	—	60,062,759
Repurchase of stock	(874,948)	(768,970)
Proceeds from (payments on) senior secured credit facility	(4,449,242)	(19,915,218)
Proceeds from long-term debt financing	28,074,858	812,398
Restricted cash	(5,054,245)	(5,956,433)
Repayment of subordinated debt	—	(2,998,750)
Payments on long-term debt	(2,626,925)	(10,548,598)

Net cash provided by financing activities	14,989,593	19,387,130

Effect of exchange rate changes on cash	2,112,798	630,690

Net decrease in cash and cash equivalents	(2,681,600)	(18,661,539)
Cash and cash equivalents, beginning of year	18,149,145	47,927,540

Cash and cash equivalents, end of period	$15,467,545	$29,266,001

Exhibit A: Non-GAAP Financial Measures
Ameresco defines EBITDA as operating income before depreciation and impairment expense and share-based compensation expense. EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or any other measure of financial performance calculated and presented in accordance with GAAP.
The Company believes EBITDA is useful to investors in evaluating its operating performance for the following reasons: EBITDA and similar non-GAAP measures are widely used by investors to measure a company’s operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use EBITDA and similar non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our EBITDA in different historical periods, our investors can evaluate our operating results without the additional variations of depreciation and amortization expense, and share-based compensation expense.
Ameresco’s management uses EBITDA: as a measure of operating performance, because it does not include the impact of items that management does not consider indicative of our core operating performance; for planning purposes, including the preparation of the annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of Ameresco’s business strategies; and in communications with the board of directors and investors concerning Ameresco’s financial performance.
The Company understands that, although measures similar to EBITDA are frequently used by investors and securities analysts in their evaluation of companies, EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for GAAP operating income or an analysis of Ameresco’s results of operations as reported under GAAP. Some of these limitations are: EBITDA does not reflect the Company’s cash expenditures or future requirements for capital expenditures or other contractual commitments; EBITDA does not reflect changes in, or cash requirements for, Ameresco’s working capital needs; EBITDA does not reflect stock-based compensation expense; EBITDA does not reflect cash requirements for income taxes; EBITDA does not reflect net interest income (expense); although depreciation, amortization and impairment are non-cash charges, the assets being depreciated, amortized or impaired will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for these replacements; and other companies in Ameresco’s industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.
To properly and prudently evaluate Ameresco’s business, we encourage you to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate the business. Please refer to the above reconciliation of EBITDA to operating income, the most comparable GAAP measure.
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